UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement Amendment

BrightView Holdings, Inc. (the “Company”), its wholly-owned subsidiary, BrightView Landscapes, LLC (the “Credit Agreement Borrower”), the other credit parties party thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agent”), entered into Amendment No. 7 to the Credit Agreement dated as of August 31, 2023 (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of December 18, 2013, by and among the Company, the Credit Agreement Borrower and the lenders or other financial institutions or entities from time to time party thereto and the Agent (as previously amended, the “Existing Credit Agreement”). The Credit Agreement Amendment (i) amends the definition of “Permitted Holders” to include Birch Equity Holdings, LP, a Delaware limited partnership, Birch-OR Equity Holdings, LLC, a Delaware limited liability company and One Rock Capital Partners, LLC and (ii) provides for a 1.00% prepayment premium for voluntary prepayments made in connection with repricing transactions or amendments made where the primary purpose of which is to decrease the effective yield, and which shall be applicable until six months after entering into the Credit Agreement Amendment.

The Agent, certain of the lenders and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services. Additionally, KKR Capital Markets LLC (“KCM”), an affiliate of the Company’s majority shareholder, KKR BrightView Aggregator L.P. (the “KKR Stockholder”), provided services to the Company related to the Credit Agreement Amendment for which KCM is entitled to receive compensation from the Company and has provided financial, banking and related services to the Company in the past and may again in the future.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Receivables Financing Amendment

On August 31, 2023, BrightView Funding LLC (the “Receivables Financing Borrower”) and the Credit Agreement Borrower, subsidiaries of the Company, entered into the Fourth Amendment to the Receivables Financing Agreement (the “Receivables Financing Amendment”), which amends the Receivables Financing Agreement, dated as of April 28, 2017, by and among the Receivables Financing Borrower, the Credit Agreement Borrower, as initial servicer, PNC Bank, National Association, as administrative agent and letter of credit bank, PNC Capital Markets LLC, as structuring agent, and the persons from time to time party thereto as lenders and letter of credit participants (as amended by the First Amendment, dated as of February 21, 2019, the Second Amendment, dated as of February 21, 2021 and the Third Amendment, dated June 22, 2022, the “Receivables Financing Agreement”).

The Receivables Financing Amendment, amends the definition of “Permitted Holders” to be defined as “Permitted Holders” under the Credit Agreement Amendment, as of the date of the closing of the Receivables Financing Amendment.

The agents, certain of the lenders and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing descriptions of the Receivables Financing Amendment does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Receivables Financing Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Credit Agreement Amendment, dated as of August 31, by and among BrightView Landscapes, LLC, the other credit parties party thereto, the lenders or other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent
10.2	Receivables Financing Amendment, dated as of August 31, by and among BrightView Landscapes, LLC, BrightView Funding LLC and PNC Bank, National Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: September 1, 2023	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary